                                                                     Exhibit 2.1
                          PLAN AND AGREEMENT OF MERGER


     THIS PLAN AND AGREEMENT OF MERGER (this "Merger Plan") is entered into on this 7th day of November, 1997, pursuant to Section 16-10a-1104 of the Utah Revised Business Corporation Act, as amended (the "URBCA"), and Section 253 of the Delaware General Corporation Law, as amended (the "DGCL"), by and between Applied Voice Recognition, Inc., a Utah corporation ("AVRI-UT"), and Applied Voice Recognition, Inc., a Delaware corporation ("AVRI-DE"). AVRI-UT and AVRI-DE are collectively referred to herein as the "Constituent Corporations."

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, AVRI-UT is a corporation duly organized and existing under the laws of the State of Utah, and has authorized capital stock consisting of 50,000,000 shares of common stock, par value $.001 per share ("UT-Common stock"), of which 13,119,800 shares of common stock are issued and outstanding, and 2,000,000 shares of preferred stock, par value $.10 per share, of which 312,500 shares are designated as Series A Preferred Stock ("UT-Series A Preferred Stock") and are issued and outstanding;

     WHEREAS, AVRI-DE is a corporation duly organized and existing under the laws of the State of Delaware, and has authorized capital stock consisting of 50,000,000 shares of common stock, par value $.001 per share ("DE-Common Stock"), of which 1,000 shares of common stock are issued and outstanding, and 2,000,000 shares of preferred stock, par value $.10 per share, of which 312,500 shares are designated as Series A Preferred Stock ("DE-Series A Preferred Stock") all of which are issued and outstanding;

     WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations that AVRI-UT be merged with and into AVRI-DE, with AVRI-DE being the surviving corporation (the "Merger"), as authorized by the laws of the State of Utah and the State of Delaware, under and pursuant to the terms and conditions hereinafter set forth, and the Board of Directors of each of the Constituent Corporations has duly approved this Merger Plan and recommended its approval to the stockholders of each of the Constituent Corporations; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Sections 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the mutual and dependent covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of the Merger, the mode of carrying the same into effect, and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval of this Merger Plan by the requisite consent of the Stockholders of each of the Constituent Corporations, and subject to the conditions hereinafter set forth, as follows:

     1. THE MERGER. At the Effective Time (as defined in Section 7 below) of the Merger, AVRI-UT shall be merged with and into AVRI-DE, with AVRI-DE being the surviving corporation, which shall not be a new corporation, but which shall continue its corporate existence as a Delaware corporation to be governed by the laws of the State of Delaware, which shall continue to be named "Applied Voice Recognition, Inc." and which shall maintain a registered office in the State of Delaware at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     2.   TERMS AND CONDITIONS OF MERGER.  At the Effective Time of the Merger:

          2.1 THE SURVIVING CORPORATION. The Constituent Corporations shall be a single corporation, which shall be AVRI-DE, the corporation designated herein as the surviving corporation;

          2.2 EXISTENCE OF AVRI-UT. The separate corporate existence of AVRI-UT shall cease;

          2.3 RIGHTS OF CONSTITUENT CORPORATIONS. AVRI-DE shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each Constituent Corporation; and all rights, privileges, powers and franchises of each Constituent Corporation, and all property, real, personal and mixed, and all debts due to any Constituent Corporation on whatever account, as well as for stock subscriptions, and all other things in action or belonging to each Constituent Corporation shall be vested in AVRI-DE; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of AVRI-DE as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporation shall thenceforth attach to AVRI-DE and may be enforced against AVRI-DE to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.
     Specifically, but not by way of limitation, any action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation shall be prosecuted as if the Merger had not taken place, or AVRI-DE may be substituted in such action or proceeding;

          2.4 ACTS OF CONSTITUENT CORPORATIONS PRIOR TO EFFECTIVE TIME. All corporate acts, plans, policies, contracts, approvals and authorizations of the Constituent Corporations and their stockholders, Boards of Directors, committees elected or appointed by their Boards of Directors, officers and agents, which were valid and effective immediately prior to the Effective Time of the Merger, shall be taken for all purposes as the acts, plans, policies, contracts, approval and authorizations of AVRI-DE and shall be effective and binding thereon as the same were with respect to the Constituent Corporations; and

          2.5 ASSETS OF THE CONSTITUENT CORPORATIONS. The assets, liabilities, reserves and accounts of each Constituent Corporation shall be recorded on the books of AVRI-DE, the surviving corporation, in accordance with generally accepted accounting principles, and the capital surplus and retained earnings of AVRI-DE, the surviving corporation, shall be determined in accordance with generally accepted accounting principles, by the Board of Directors of AVRI-DE.

     3. CANCELLATION OF DE-COMMON STOCK. At the Effective Time, each share of DE-Common Stock") then issued and outstanding shall, without any action on the part of the stockholder thereof, be cancelled and cease to exist, and, at or before the Effective Time, the stockholder of the then issued and outstanding shares of DE-Common Stock shall surrender each outstanding certificate or certificates theretofore representing shares of DE-Common Stock.

     4. CONVERSION OF UT-COMMON STOCK. At the Effective Time of the Merger, each share of UT-Common Stock issued and outstanding immediately preceding the Effective Time of the Merger shall, without any action on the part of the holders thereof, be converted into an identical number of shares of DE-Common Stock.

     5. CONVERSION OF UT-SERIES A PREFERRED STOCK. At the Effective Time of the Merger, each share of UT-Series A Preferred Stock issued and outstanding immediately preceding the Effective Time of the Merger shall, without any action on the part of the holders thereof, be converted into an identical number of shares of DE-Series A Preferred Stock.

     6.   THE SURVIVING CORPORATION.

          6.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of AVRI-DE as existing and constituted immediately prior to the Effective Time of the Merger shall, at and after the Effective Time of the Merger, be and constitute the Certificate of Incorporation of AVRI-DE, as the corporation surviving the Merger.

          6.2 BYLAWS. The Bylaws of AVRI-DE as existing and constituted immediately prior to the Effective Time of the Merger shall, at and after the Effective Time of the Merger, be and constitute the Bylaws of AVRI-DE, as the corporation surviving the Merger, until amended in the manner provided by law.

          6.3 BOARD OF DIRECTORS. Upon the Effective Time, the number of members who shall comprise the entire board of directors shall be increased from 1 to 11. The names and addresses of the persons who, upon the Effective Time, shall constitute the board of directors of AVRI-DE, as the corporation surviving the Merger, and who shall hold office until their successor(s) are elected and qualified, are as follows:

NAME                                 POSITION                          ADDRESS
----------------------  ----------------------------------  -----------------------------
Timothy J. Connolly     Chairman of the Board and Director  4615 Post Oak Lane, Suite 111
                                                            Houston, Texas 77027
Jan Carson Connolly     Director                            4615 Post Oak Lane, Suite 111
                                                            Houston, Texas 77027


H. Russell Douglas      Director                            4615 Post Oak Lane, Suite 111
                                                            Houston, Texas 77027
Charles W. Skamser      Director                            4615 Post Oak Lane, Suite 111
                                                            Houston, Texas 77027
Jesse R. Marion         Director                            2909 Hillcroft, Suite 450
                                                            Houston, Texas 77057
J. Nolan Bedford        Director                            P.O. Box 40488
                                                            Houston, Texas 77240-0488
Frederick A. Huttner    Director                            13634 Taylorcrest
                                                            Houston, Texas 77079
G. Edward Powell        Director                            3355 West Alabama, Suite 580
                                                            Houston, Texas 77098
Michael Wilson          Director                            132 Settlers Drive
                                                            Naperville, Illinois 60565
J. William Boyar        Director                            4265 San Felipe, Suite 1200
                                                            Houston, Texas 77027
Raymond Betz            Director                            610 West Greens Road
                                                            Houston, Texas 77067

          6.4 OFFICERS. The names and addresses of the persons who, upon the Effective Time, shall constitute the officers of AVRI-DE, as the corporation surviving the Merger, and who shall hold office, subject to the bylaws of AVRI-DE, until their successor(s) are elected and qualified, are as follows:

        NAME                       OFFICE                         ADDRESS
---------------------  ------------------------------  -----------------------------
Timothy J. Connolly    Chief Executive Officer         4615 Post Oak Lane, Suite 111
                                                       Houston, Texas 77027

Charles W. Skamser     President and Chief Operating   4615 Post Oak Lane, Suite 111
                       Officer                         Houston, Texas 77027

William T. Kennedy     Chief Financial Officer and     4615 Post Oak Lane, Suite 111
                       Assistant Secretary             Houston, Texas 77027

Jan Carson Connolly    Vice President --               4615 Post Oak Lane, Suite 111
                       Communications                  Houston, Texas 77027

H. Russell Douglas     Vice President -- Research      4615 Post Oak Lane, Suite 111
                       and Development                 Houston, Texas 77027


     7. APPROVAL AND EFFECTIVE TIME OF MERGER. This Merger Plan shall be submitted to the stockholders of AVRI-UT as provided by the DGCL and the URBCA. After the approval of this Merger Plan by the stockholders of AVRI-UT in accordance with the requirements of the DGCL and the URBCA, all required documents shall be executed, filed and recorded and all required acts shall be done in order to accomplish the Merger under the provisions of the DGCL, the URBCA and this Merger Plan; provided, however, that if any shareholders of AVRI-UT elect to exercise their dissenter's rights, the board of directors of the AVRI-UT may still decide, in its sole discretion, that the consummation of the Merger Plan is not in the best interests of the Constituent Corporations and that the transactions contemplated herein should not be completed. The Merger shall become effective upon the issuance of certificates of merger by each of the Secretaries of State of the States of Utah and Delaware subsequent to the filing of (i) a Certificate of Merger by the Constituent Corporations with Secretary of State of the State of Delaware and (ii) Articles of Merger by the Constituent Corporations with the Secretary of State of the State of Utah, which filings shall occur subsequent to the date this Merger Plan is executed and delivered by the parties hereto (the "Effective Time").

     8.   OTHER PROVISIONS.

          8.1 FURTHER ASSURANCES. If at any time AVRI-DE shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm, or record or otherwise, in AVRI-DE the title to any property or rights of AVRI-UT acquired or to be acquired by or as a result of the Merger, the proper officers and directors of the Constituent Corporations, respectively, shall be, and they hereby are, severally and fully authorized to execute and deliver such deeds, assignments and assurances in law and take such other action as may be necessary or proper in the name of AVRI-DE or AVRI-UT to vest, perfect or confirm title to such property or rights in AVRI-DE and otherwise carry out the purposes of this Merger Plan.

          8.2 TERMINATION PRIOR TO EFFECTIVE TIME. This Merger Plan may be terminated at any time prior to the Effective Time of the Merger, whether before or after action thereon by the stockholders of the Constituent Corporations (if such stockholder approval is required), by mutual consent of the Constituent Corporations, expressed by action of their respective Boards of Directors.

          8.3 COUNTERPARTS. For the convenience of the parties and to facilitate the filing and recording of this Merger Plan, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

          8.4 DISSENTER'S RIGHTS. AVRI-DE is obligated for the payment of the fair value of any shares of AVRI-UT held by a shareholder who has complied with the requirements of Section 16-10a-1328 of the URBCA for the recovery of the fair value of such shares.

          8.5 AMENDMENTS. This Merger Plan cannot be altered or amended except pursuant to an instrument in writing signed on behalf of all parties hereto.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Merger Plan to be executed as of the date first above written.


                                    APPLIED VOICE TECHNOLOGIES, INC.,
                                    A Utah corporation



                                    By:     /s/ Timothy J. Connolly
                                        -----------------------------------
                                                Timothy J. Connolly,
                                            Chief Executive Officer and
                                               Chairman of the Board


                                    APPLIED VOICE TECHNOLOGIES, INC.,
                                    A Delaware corporation



                                    By:       /s/ Timothy J. Connolly
                                        ------------------------------------
                                                  Timothy J. Connolly,
                                                      President

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